UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2018, Lindblad Expeditions Holdings, Inc. (the “Company”) and Dean (Trey) Byus, the Company’s Chief Expedition Officer, entered into Amendment No. 1 (the “Amendment”) to the terms of his existing Employment Agreement with the Company dated as of July 8, 2015 (the “Employment Agreement”). The Amendment: (i) extended the term of the Employment Agreement until March 31, 2020, with automatic twelve-month renewal periods thereafter unless either party provides prior notice of non-renewal; (ii) provides for an annual target cash bonus equal to 75% of his base salary in 2018 (subject to adjustment by the Company’s Compensation Committee in future periods provided that such target cash bonus amount shall not be reduced to less than 65% of his base salary) and (iii) provides for participation in the Company’s equity incentive plans with the expectation that he will receive an annual equity award targeted at 100% of his base salary.

The foregoing description of the provisions of the Amendment are summary in nature and is qualified in its entirety by reference to the full and complete terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit 10.1	Amendment No. 1 dated as of September 4, 2018 to Employment Agreement between the Company and Dean (Trey) Byus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

September 6, 2018	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer

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